JACK IN THE BOX INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


















                            Effective April 2, 1990

                     Amended and Restated May 8, 2001

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                                TABLE OF CONTENTS


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ARTICLE I--PURPOSE; effective date........................................1

  1.1    Purpose..........................................................1
  1.2    Effective Date...................................................1

ARTICLE II--DEFINITIONS...................................................1

  2.1    Actuarial Equivalent.............................................1
  2.2    Beneficiary......................................................1
  2.3    Board............................................................1
  2.4    Change in Control................................................2
  2.5    Committee........................................................3
  2.6    Company..........................................................3
  2.7    Compensation.....................................................3
  2.8    Deferred Compensation Plan.......................................3
  2.9    Disability.......................................................3
  2.10   Early Retirement Date............................................3
  2.11   Final Average Compensation.......................................3
  2.12   Form of Payment Designation......................................4
  2.13   401(k) Plan......................................................4
  2.14   Normal Retirement Date...........................................4
  2.15   Participant......................................................4
  2.16   Participation Agreement..........................................4
  2.17   Plan.............................................................4
  2.18   Retirement.......................................................4
  2.19   Retirement Plan..................................................4
  2.20   Supplemental Retirement Benefit..................................4
  2.21   Target Benefit Percentage........................................5
  2.22   Years of Service.................................................5

ARTICLE III--PARTICIPATION................................................5

  3.1    Eligibility and Participation....................................5
  3.2    Change in Employment Status......................................5

ARTICLE IV--SURVIVOR BENEFITS.............................................6

  4.1    Pretermination Survivor Benefit..................................6
  4.2    Postretirement Survivor Benefit..................................6
  4.3    Suicide; Misrepresentation.......................................6


                                      (i)
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ARTICLE V--SUPPLEMENTAL BENEFITS..........................................7

  5.1    Normal Retirement Benefit........................................7
  5.2    Early Retirement Benefit.........................................7
  5.3    Disability Benefit...............................................8
  5.4    Termination Benefits.............................................8
  5.5    Form of Payment..................................................8
  5.6    Change in Control................................................8
  5.7    Commencement of Benefit Payments.................................9
  5.8    Withholding; Payroll Taxes.......................................9
  5.9    Payment to Guardian..............................................9

ARTICLE VI--BENEFICIARY DESIGNATION.......................................9

  6.1    Beneficiary Designation..........................................9
  6.2    Changing Beneficiary............................................10
  6.3    Change in Marital Status........................................10
  6.4    No Beneficiary Designation......................................10
  6.5    Effect of Payment...............................................10

ARTICLE VII--ADMINISTRATION..............................................11

  7.1    Committee; Duties...............................................11
  7.2    Agents..........................................................11
  7.3    Binding Effect of Decisions.....................................11
  7.4    Indemnity of Committee..........................................11
  7.5    Election of Committee After Change in Control...................11

ARTICLE VIII--CLAIMS PROCEDURE...........................................11

  8.1    Claim...........................................................11
  8.2    Denial of Claim.................................................12
  8.3    Review of Claim.................................................12
  8.4    Final Decision..................................................12

ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT.........................12

  9.1    Termination, Suspension or Amendment of Plan....................12

                                      (ii)
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ARTICLE X--MISCELLANEOUS.................................................13

  10.1   Unfunded Plan...................................................13
  10.2   Company Obligation..............................................13
  10.3   Unsecured General Creditor......................................13
  10.4   Trust Fund......................................................13
  10.5   Nonassignability................................................13
  10.6   Not a Contract of Employment....................................14
  10.7   Protective Provisions...........................................14
  10.8   Governing Law...................................................14
  10.9   Validity........................................................14
  10.10  Notice..........................................................14
  10.11  Successors......................................................14


                                     (iii)
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                              JACK IN THE BOX INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                       ARTICLE I--PURPOSE; EFFECTIVE DATE

1.1   Purpose

      The purpose of this Supplemental Executive Retirement Plan is to provide supplemental retirement benefits for certain key employees of the Company. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2   Effective Date

      This Plan shall be effective as of April 2, 1990.


                             ARTICLE II--DEFINITIONS

      For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1   Actuarial Equivalent

      "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company, using the same actuarial assumptions as used in the Retirement Plan at the time of such determination. Notwithstanding the foregoing, for purposes of determining lump sums, the interest rate shall be equal to the lesser of (a) the Pension Benefit Guaranty Corporation interest rate for immediate annuities, as published in Appendix B to Part 2619 of Title 29 of the Code of Federal Regulations, or any successor or replacement rate (the "PBGC rate") in effect on January 1 of each year; or (b) a twenty-four (24) month rolling average of the PBGC rate, using the current rate as of the beginning of the month in which the calculation is made and the twenty-three (23) previous months.

2.2   Beneficiary

      "Beneficiary" means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant's death.

2.3   Board

      "Board" means the Board of Directors of the Company.

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2.4   Change in Control

      "Change in Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

            (a) Any "Person" (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner," directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

            (b) During any period of two (2) consecutive years after an employee becomes a Plan Participant, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

            (c) The stockholders of the Company approve:

                 (i) A plan of complete liquidation of the Company; or

                 (ii) An agreement for the sale or disposition of all or
            substantially all of the Company's assets; or

                 (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

            However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group except for:

                 (i) Passive ownership of less than two percent (2%) of the stock of the purchasing company; or

                 (ii) Ownership of equity participation in the purchasing
            company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors.

      For purposes of this Section, the terms "Person" and "Beneficial Owner" shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and Rule 13d-3 under that Act.

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2.5   Committee

      "Committee" means committee appointed by the Board to administer the Plan pursuant to Article VII. The initial committee so designated by the Board shall be the Administrative Committee.

2.6   Company

      "Company" means Jack in the Box Inc., a Delaware Corporation, and directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.7   Compensation

      "Compensation" means the base salary payable to and bonus earned by a Participant by Company and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code (the "Code"), or under the Deferred Compensation Plan as defined in Section 2.8. Inclusion of any other forms of Compensation are subject to Committee approval.

2.8   Deferred Compensation Plan

      "Deferred Compensation Plan" means the Jack in the Box Inc. Capital Accumulation Plan for Executives, a nonqualified deferred compensation plan established by the Company for a select group of highly compensated and management employees of Company.

2.9   Disability

      "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Company. The Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

2.10  Early Retirement Date

      "Early Retirement Date" means the date on which a Participant terminates employment with Company, if such termination date occurs on or after such Participant's attainment of age fifty-five (55) and completion of ten (10) Years of Service, but prior to the Participant's Normal Retirement Date.

2.11  Final Average Compensation

      "Final Average Compensation" means the Participant's average monthly Compensation during any five (5) calendar years in which the Participant's Compensation is the highest out of the last ten (10) years of employment with Company. If the Participant has fewer than five (5) years of employment with Company, Final Average Compensation shall be determined based on the average of actual term of employment.

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2.12  Form of Payment Designation

      "Form of Payment Designation" means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under the Plan, as elected by the Participant.

2.13  401(k) Plan

      "401(k) Plan" means the Jack in the Box Inc. Easy$aver Plus Plan or any successor defined contribution plan maintained by Company that qualifies under
Section 401(a) of the Code by satisfying the requirements of Section 401(k) of the Code.

2.14  Normal Retirement Date

      "Normal Retirement Date" means the date on which a Participant terminates employment with Company on or after attaining age sixty-two (62).

2.15  Participant

      "Participant" means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has not yet received full benefits hereunder.

2.16  Participation Agreement

      "Participation Agreement" means the agreement filed by a Participant and approved by the Committee pursuant to Article III.

2.17  Plan

      "Plan" means this Jack in the Box Inc. Supplemental Executive Retirement Plan, as may be amended from time to time.

2.18  Retirement

      "Retirement" means a Participant's termination from employment with Company at the Participant's Early Retirement Date or Normal Retirement Date, as applicable.

2.19  Retirement Plan

      "Retirement Plan" means any qualified defined benefit plan maintained by Company that qualifies under Section 401(a) of the Internal Revenue Code.

2.20  Supplemental Retirement Benefit

      "Supplemental Retirement Benefit" means the benefit determined under
Article V of this Plan.

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2.21  Target Benefit Percentage

      "Target Benefit Percentage" means the percentage of a Participant's Final Average Compensation that will be used in determining the Participant's Supplemental Retirement Benefit under Article V of this Plan. The Target Benefit Percentage is determined by multiplying sixty percent (60%) times a fraction, the numerator of which is the Participant's Years of Service (not to exceed twenty (20)) and the denominator of which is twenty (20). The Target Benefit Percentage, as set forth in the preceding sentence, shall apply to those Participants who retire on or after March 31, 1996.

2.22  Years of Service

      "Years of Service" means the number of years of service determined in accordance with the provisions of the Retirement Plan, whether or not the Participant is a participant in such plan.


                           ARTICLE III--PARTICIPATION

3.1   Eligibility and Participation

            (a) Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of Company who are designated by management, from time to time, and approved by the Committee.

            (b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and a Form of Payment Designation, and acceptance of each by the Committee. Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Company and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2   Change in Employment Status

      If the Committee determines that a Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Company, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's accrued interest in such benefits as of the date designated by the Board ("Participation Termination Date"). Such benefits shall be based solely on the Participant's Years of Service and Compensation as of the Participation Termination Date. Notwithstanding the above, Participants who have a change in employment status, as described in this Section 3.2, and who terminate employment with Company within twenty-four (24) months following a Change in Control, shall be entitled to benefits as described in Section 5.6 of this Plan.

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                          ARTICLE IV--SURVIVOR BENEFITS

4.1   Pretermination Survivor Benefit

      If a Participant dies while employed by Company, Company shall pay a survivor benefit to the Participant's Beneficiary as follows:

            (a) Amount. The amount of the survivor benefit shall be one (1) times the Participant's Compensation, which for purposes of this subsection shall be defined as annualized current base salary plus the average of the bonuses paid for the three (3) most recent completed fiscal years. If, however, the date of death is an Early Retirement Date, the amount of the survivor benefit shall be the greater of one (1) times the Participant's Compensation or the Actuarial Equivalent lump sum present value of the Participant's Supplemental Retirement Benefit, determined under Section 5.2, calculated as of the date of death and based on the Participant's Final Average Compensation. Such benefit shall not be subject to any reduction of benefits provided under Section 5.7(b) below.

            (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment. The Beneficiary may request another form of payment. This request must be approved by the Committee in its sole discretion.

4.2   Postretirement Survivor Benefit

            (a) Death Prior to Commencement of Benefits. If a Participant dies following Retirement with Company and prior to the commencement of accrued benefits hereunder, Company shall pay a survivor benefit to the Participant's Beneficiary as follows:

                 (i) Amount. The amount of the survivor benefit shall be equal to the Actuarial Equivalent lump sum present value of the Participant's interest in the Supplemental Retirement Benefit determined under Section 5.1 or 5.2, as applicable, calculated as of the time benefits would have commenced had the Participant survived.

                 (ii) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment. The Beneficiary may request another form of payment. This request must be approved by the Committee in its sole discretion.

            (b) Death After Commencement of Benefits. If a Participant dies following the Participant's Retirement and after payments have commenced, a survivor benefit will be paid only if, and to the extent, provided for under Section 5.5.

4.3   Suicide; Misrepresentation

      No benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twenty-four (24) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may also deny payment if death occurs within such twenty-four (24) months if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Company.

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                        ARTICLE V--SUPPLEMENTAL BENEFITS

5.1   Normal Retirement Benefit

      If a Participant retires at the Normal Retirement Date, Company shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Participant's Target Benefit Percentage multiplied by Final Average Compensation, less:

            (a) The Participant's benefit, under the Retirement Plan, in the form of a monthly single-life annuity, payable at Retirement;

            (b) The Participant's benefit from the 401(k) Plan relating to Company contributions, payable at Retirement, calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings at an annual rate of ten percent (10%), in the form of a monthly single-life annuity, payable at Retirement; and

            (c) The Participant's benefit from the Deferred Compensation Plan, including Earnings as defined in the Deferred Compensation Plan, relating to Company contributions, calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, in the form of a monthly single-life annuity, payable at Retirement.

5.2   Early Retirement Benefit

      If a Participant retires at an Early Retirement Date, Company shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Participant's Target Benefit Percentage multiplied by Final Average Compensation, less:

            (a) The Participant's benefit, under the Retirement Plan, payable at age sixty-two (62), in the form of a monthly single-life annuity;

            (b) The Participant's benefit from the 401(k) Plan relating to Company contributions, payable at age sixty-two (62), assuming no earnings on the 401(k) Plan account balance from the date of termination until Normal Retirement Date, and calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings to the date of termination at an annual rate of ten percent (10%), in the form of a monthly single-life annuity payable at age sixty-two (62); and

            (c) The Participant's benefit from the Deferred Compensation Plan, including Earnings as defined in the Deferred Compensation Plan, relating to Company contributions payable at age sixty-two (62), assuming no earnings on the Deferred Compensation Plan account balance from the date of termination until Normal Retirement Date, and calculated as if the maximum Company contribution had been made during each year the Participant was eligible to defer Compensation, and assuming that those Company contributions had earnings to date of termination at the actual Deferred Compensation Plan annual rate, in the form of a monthly single-life annuity payable at age sixty-two (62).

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5.3   Disability Benefit

      If a Participant terminates employment with Company due to Disability, the benefit provided herein will continue to accrue, assuming level earnings to the date upon which the Participant qualifies for an Early Retirement Date, and with continuation of crediting of Years of Service. Once the Participant qualifies for an Early Retirement Date, Company shall pay to the Participant a monthly Supplemental Retirement Benefit as set forth in Section 5.2 above.

5.4   Termination Benefits

      If a Participant terminates employment with Company prior to Retirement, Disability or death, no benefit shall be due and payable under this Plan. If a Participant involuntarily terminates employment with Company as a result of Change in Control, benefits will be as described in Section 5.6.

5.5   Form of Payment

      Except as provided in Section 5.6, the Supplemental Retirement Benefit shall be paid in the form of benefit as provided below, specified by the Participant in the Form of Payment Designation. If, upon termination or Retirement, the Participant's most recent election as to the form of payment was made within one (1) year of such termination or Retirement, then the prior election shall be used to determine the form of payment. The forms of benefit payment are:

            (a) A single-life annuity commencing at Retirement, which is the normal form of payment;

            (b) A one hundred percent (100%) Joint and Survivor annuity commencing at Retirement;

            (c) A fifty percent (50%) Joint and Survivor annuity commencing at Retirement;

            (d) Life and Ten (10) Year Certain annuity, commencing at
      Retirement;

            (e) Life and Five (5) Year Certain annuity, commencing at Retirement; and

            (f) Any Actuarial Equivalent method that the Committee may, from time to time, approve.

5.6   Change in Control

            (a) Amount. If the Participant is involuntarily terminated or suffers a significant diminution of duties or responsibilities, or has a downward change of title within twenty-four (24) months following a Change in Control, the Participant shall be entitled to a monthly Supplemental Retirement Benefit as determined under Section 5.2 above, in the form of a lump sum Actuarial Equivalent.

            (b) Form and Time of Payment. The benefit payable under this Section
      5.6 shall be paid in three (3) equal annual installments (without interest on the declining principal) commencing as soon as possible after all information necessary to calculate the benefit amount has been received by Company following termination of employment, with each subsequent annual installment payable upon the anniversary date of the first payment. Such benefit shall not be subject to any reduction of benefits provided under
      Section 5.7(b) below.

5.7   Commencement of Benefit Payments

            (a) Normal Commencement. Payments shall ordinarily commence as soon as practicable after the Participant attains the later of age sixty-two
      (62) or Retirement, but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Company. All payments shall be made as of first day of the month.

            (b) Early Commencement. If the Participant terminates employment prior to age sixty-two (62), the Participant shall have the right to request payment commencing prior to age sixty-two (62). The Committee, in its sole discretion, may grant, deny or modify such request. If payment commences prior to age sixty-two (62), then the Supplemental Retirement Benefit shall be reduced five-twelfths (5/12) of one percent (1%) for each month by which such termination precedes age sixty-two (62).

5.8   Withholding; Payroll Taxes

      Company shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to
Section 3405(a)(2) of the Code, or any successor provision thereto.

5.9   Payment to Guardian

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.


                       ARTICLE VI--BENEFICIARY DESIGNATION

6.1   Beneficiary Designation

      Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant to the Participant's spouse of less than a fifty percent (50%) interest in the benefit due shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established that the consent cannot be obtained because the spouse cannot be located.

6.2   Changing Beneficiary

      Any Beneficiary designation may be changed by an unmarried Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.1 above, by the filing of a new Beneficiary designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3   Change in Marital Status

      If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed in Section 6.1 above.

            (b) If the Participant is unmarried at death but was married when the designation was made:

                 (i) The designation shall be void if the spouse was named as
            Beneficiary.

                 (ii) The designation shall remain valid if a nonspouse
            Beneficiary was named.

            (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed in
      Section 6.1 above.

6.4   No Beneficiary Designation

      If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

            (a) The Participant's surviving spouse;

            (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the deceased child would have taken if living;

            (c) The Participant's estate.

6.5   Effect of Payment

      Payment to the Beneficiary shall completely discharge the Company's obligations under this Plan.

                           ARTICLE VII--ADMINISTRATION

7.1   Committee; Duties

      The Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2   Agents

      The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3   Binding Effect of Decisions

      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   Indemnity of Committee

      The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

7.5   Election of Committee After Change in Control

      After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.


                         ARTICLE VIII--CLAIMS PROCEDURE

8.1   Claim

      Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2   Denial of Claim

      If the claim or request is denied, the written notice of denial shall state:

            (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based;

            (b) A description of any additional material or information required and an explanation of why it is necessary; and

            (c) An explanation of the Plan's claims review procedure.

8.3   Review of Claim

      Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant's claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   Final Decision

      The decision on review shall normally be made within sixty (60) days after the Committee's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT

9.1   Termination, Suspension or Amendment of Plan

      The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 10.1 with respect to any Participant.

                            ARTICLE X--MISCELLANEOUS

10.1  Unfunded Plan

      This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of
Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2  Company Obligation

      The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by Company, and shall not be an obligation of another employer.

10.3  Unsecured General Creditor

      Except as provided in Section 10.4, Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4  Trust Fund

      Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company.

10.5  Nonassignability

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.6  Not a Contract of Employment

      This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of Company to discipline or discharge a Participant at any time.

10.7  Protective Provisions

      A Participant shall cooperate with Company by furnishing any and all information requested by Company in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and by taking such other action as may be requested by Company.

10.8  Governing Law

      The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, except as preempted by federal law.

10.9  Validity

      If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 Notice

      Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Company's records.

10.11 Successors

      The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.


                                      JACK IN THE BOX INC.


                                       By:  LAWRENCE E. SCHAUF
                                          -------------------------------
                                            Lawrence E. Schauf
                                            Executive Vice President
                                            and Secretary

                                    Dated:  December 7, 2001
                                          -------------------------------